UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2013 (January 31, 2013)

Behringer Harvard Short-Term Opportunity Fund I LP
(Exact Name of Registrant as Specified in Its Charter)

Texas	000-51291	71-0897614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1620
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2013, Robert Behringer informed Behringer Harvard Short-Term Opportunity Fund I LP (referred to herein as the “Fund,” “we,” “our” or “us”) that, as of January 31, 2013, he has received a medical diagnosis of a condition affecting his speech causing Mr. Behringer to be permanently disabled. As a result, an Event of Withdrawal has occurred under the Fund’s Amended and Restated Agreement of Limited Partnership, and Mr. Behringer has ceased to be a general partner of the Fund. Behringer Harvard Advisors II LP (the “Advisor”) remains as a general partner of the Fund. Mr. Behringer also informed the Fund that he has resigned as Chairman of the Advisor effective January 31, 2013.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Behringer Harvard Short-Term Opportunity Fund I LP

By:	Behringer Harvard Advisors II LP,
its General Partner

Dated: February 5, 2013	By:	/s/ Stanton P. Eigenbrodt
Stanton P. Eigenbrodt
Secretary

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